Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

Kulicke & Soffa Reports First Quarter 2026 Results

Singapore – February 4, 2026 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S,” “our,” or the “Company”), today announced financial results of its first fiscal quarter ended January 3, 2026. The Company reported first quarter net revenue of $199.6 million, net income of $16.8 million, representing EPS of $0.32 per fully diluted share, and non-GAAP net income of $23.1 million, representing non-GAAP EPS of $0.44 per fully diluted share.

Quarterly Results
	Fiscal Q1 2026	Fiscal Q1 2025	Fiscal Q4 2025
Net Revenue (in thousands)	$199,625	$166,124	$177,558
GAAP EPS – Diluted	$0.32	$1.51	$0.12
Non GAAP EPS - Diluted	$0.44	$0.37	$0.28
A reconciliation between the GAAP and non-GAAP adjusted results is provided in the financial tables included at the end of this press release. See also the “Use of non-GAAP Financial Results” section of this press release.

Lester Wong, Kulicke & Soffa’s Interim Chief Executive Officer and Chief Financial Officer, stated, “As we continue preparing to support customers’ higher near‑term capacity requirements, we remain committed to broadening our market reach in parallel. Our prior investments in Power Semiconductor, Advanced Dispense, and Advanced Packaging, both Vertical Wire and Fluxless Thermo‑Compression, strategically position us to further expand our market access over the long-term.”
First Quarter Fiscal 2026 Financial Highlights
•Net revenue of $199.6 million.
•Gross margin of 49.6%.
•Net income of $16.8 million or $0.32 per share; non-GAAP net income of $23.1 million or $0.44 per fully diluted share.
•GAAP cash flow from operations of $(8.9) million; Adjusted free cash flow of $(11.6) million.
•The Company repurchased a total of 0.2 million shares of common stock at a cost of $6.7 million.
Second Quarter Fiscal 2026 Outlook
K&S currently expects net revenue in the second quarter of fiscal 2026 ending April 4, 2026 to be approximately $230 million +/- $10 million, GAAP diluted EPS to be approximately $0.53 +/- 10%, and non-GAAP diluted EPS to be approximately $0.67 +/- 10%.
A reconciliation between the GAAP and non-GAAP financial outlook is provided in the financial tables included at the end of this press release.

Earnings Conference Webcast
A webcast to discuss these results will be held on February 5, 2026, beginning at 8:00 am ET. The live webcast link, supplemental earnings presentation, and archived webcast will be available at investor.kns.com. To access the audio-only portion of the live webcast, parties may call +1-877-407-8037, or internationally, +1-201-689-8037.
An audio-only replay of the webcast will also be available approximately one hour after the completion of the live call by calling +1-877-660-6853, or internationally, +1-201-612-7415 and referencing access code 13757796.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains the following non-GAAP financial results: income from operations, operating margin, net income, net margin, net income per fully diluted share and adjusted free cash flow. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, costs associated with restructuring and severance, equity-based compensation, acquisition and integration costs, impairment relating to assets acquired through business combinations, long-lived asset impairment relating to business cessation or disposal, impairment relating to equity investments, income tax expense/benefit arising from discrete tax items triggered by acquisition, disposal of business (both via a sale or an abandonment), restructuring and significant changes in tax laws, gain/loss on disposal of business, as well as tax benefits or expenses associated with the foregoing non-GAAP items. The non-GAAP adjustments may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.
Management uses both GAAP metrics as well as these non-GAAP metrics to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure discussed in this press release is contained in the financial tables at the end of this press release.
About Kulicke & Soffa
Kulicke & Soffa is a global leader in semiconductor assembly technology, advancing device performance across automotive, compute, industrial, memory and communications markets. Founded on innovation in 1951, K&S is uniquely positioned to overcome increasingly dynamic process challenges – creating and delivering long-term value by aligning technology with opportunity.

Caution Concerning Results, Forward-Looking Statements and Certain Risks Related to our Business
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, including the importance and competitiveness of our products and other emerging technology transitions, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, failures or delays in completing the Company's cessation of its Electronics Assembly equipment business, the persistent macroeconomic headwinds on our business, actual or potential inflationary pressures, interest rate and risk premium adjustments, falling customer sentiment, or economic recession caused directly or indirectly by geopolitical tensions, our ability to develop, manufacture and gain market acceptance of new products, our ability to operate our business in accordance with our business plan and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 4, 2025, filed on November 20, 2025, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Kulicke and Soffa Industries, Inc.
Joseph Elgindy
Finance
P: +1-215-784-7518

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended
	January 3, 2026	December 28, 2024
Net revenue	$199,625	$166,124
Cost of sales	100,670	79,040
Gross profit	98,955	87,084
Selling, general and administrative	40,759	38,614
Research and development	40,376	37,808
Gain relating to cessation of business	—	(75,987)
Operating expenses	81,135	435
Income from operations	17,820	86,649
Interest income	4,759	6,352
Interest expense	(40)	(27)
Income before income taxes	22,539	92,974
Provision for income taxes	5,743	11,332
Net income	$16,796	$81,642

Net No conditions met per share:
Basic	$0.32	$1.52
Diluted	$0.32	$1.51
Cash dividends declared per share	$0.205	$0.205

Weighted average shares outstanding:
Basic	52,319	53,791
Diluted	52,521	54,212

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	January 3, 2026	October 4, 2025
ASSETS
Current assets
Cash and cash equivalents	$282,128	$215,708
Short-term investments	199,000	295,000
Accounts and other receivable, net	215,779	183,538
Inventories, net	176,507	160,225
Prepaid expenses and other current assets	40,800	47,064
Total current assets	914,214	901,535

Property, plant and equipment, net	57,468	58,993
Operating right-of-use assets	30,827	32,193
Goodwill	69,522	69,522
Intangible assets, net	5,292	5,600
Deferred tax assets	16,460	16,109
Equity investments	7,660	6,978
Investment in debt securities	10,000	10,000
Other assets	3,197	3,412
TOTAL ASSETS	$1,114,640	$1,104,342

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$68,892	$57,178
Operating lease liabilities	5,893	6,178
Accrued expenses and other current liabilities	88,409	97,786
Income taxes payable	33,683	27,029
Total current liabilities	196,877	188,171

Deferred tax liabilities	35,575	35,533
Income taxes payable	16,851	16,580
Operating lease liabilities	31,089	32,372
Other liabilities	9,213	10,195
TOTAL LIABILITIES	$289,605	$282,851

SHAREHOLDERS' EQUITY
Common stock, without par value	620,350	620,043
Treasury stock, at cost	(976,177)	(974,202)
Retained earnings	1,205,569	1,199,500
Accumulated other comprehensive loss	(24,707)	(23,850)
TOTAL SHAREHOLDERS' EQUITY	$825,035	$821,491

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,114,640	$1,104,342

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
(in thousands)	January 3, 2026	December 28, 2024
Net cash (used in) / provided by operating activities	$(8,933)	$18,902
Net cash provided by investing activities	93,325	82,039
Net cash used in financing activities	(17,888)	(48,452)
Effect of exchange rate changes on cash and cash equivalents	(84)	(1,311)
Changes in cash and cash equivalents	66,420	51,178
Cash and cash equivalents, beginning of period	215,708	227,147
Cash and cash equivalents, end of period	$282,128	$278,325

Short-term investments	199,000	260,000
Total cash, cash equivalents and short-term investments	$481,128	$538,325

Reconciliation of U.S. GAAP
to Non-GAAP Income from Operations and Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three months ended
	January 3, 2026	December 28, 2024	October 4, 2025
Net revenue	$199,625	$166,124	$177,558
U.S. GAAP income from operations	17,820	86,649	888
U.S. GAAP operating margin	8.9%	52.2%	0.5%

Pre-tax non-GAAP items:
Amortization related to intangible assets	308	1,246	308
Restructuring	1,997	829	2,797
Equity-based compensation	5,330	6,141	7,800
Gain relating to cessation of business	—	(75,987)	—
Other income – escrow release on sale of subsidiary	(304)	—	—
Non-GAAP income from operations	$25,151	$18,878	$11,793
Non-GAAP operating margin	12.6%	11.4%	6.6%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and Non-GAAP Net Margin and
U.S. GAAP net income per share to Non-GAAP net income per share
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended
	January 3, 2026	December 28, 2024	October 4, 2025
Net revenue	$199,625	$166,124	$177,558
U.S. GAAP net income	16,796	81,642	6,379
U.S. GAAP net margin	8.4%	49.1%	3.6%

Non-GAAP adjustments:
Amortization related to intangible assets	308	1,246	308
Restructuring	1,997	829	2,797
Equity-based compensation	5,330	6,141	7,800
Gain relating to cessation of business	—	(75,987)	—
Other income – escrow release on sale of subsidiary	(304)	—	—
Net income tax (benefit) / expense on non-GAAP items	(986)	6,349	(2,411)
Total non-GAAP adjustments	$6,345	$(61,422)	$8,494
Non-GAAP net income	$23,141	$20,220	$14,873
Non-GAAP net margin	11.6%	12.2%	8.4%

U.S. GAAP net income per share:
Basic	$0.32	$1.52	$0.12
Diluted(a)	$0.32	$1.51	$0.12

Non-GAAP adjustments per share:(b)
Basic	$0.12	$(1.14)	$0.16
Diluted	$0.12	$(1.14)	$0.16

Non-GAAP net income per share:
Basic	$0.44	$0.38	$0.28
Diluted(c)	$0.44	$0.37	$0.28

Weighted average shares outstanding:
Basic	52,319	53,791	52,093
Diluted	52,464	54,212	52,464
(a)GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock, but that effect is excluded when calculating GAAP diluted net loss per share because it would be anti-dilutive.
(b)Non-GAAP adjustments per share include amortization related to intangible assets acquired through business combinations, costs associated with restructuring and severance, equity-based compensation expenses, gain relating to disposal or cessation of a business, and income tax effects associated with the foregoing non-GAAP items.
(c)Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock, but that effect is excluded when calculating Non-GAAP diluted net loss per share because it would be anti-dilutive.

Reconciliation of U.S. GAAP Cash provided by Operating Activities to Non-GAAP Adjusted Free Cash Flow
(In thousands, except percentages)
(unaudited)

	Three months ended
	January 3, 2026	December 28, 2024	October 4, 2025
U.S. GAAP net cash (used in) / provided by operating activities	$(8,933)	$18,902	$7,406
Purchases of property, plant and equipment	(2,676)	(10,202)	(2,957)
Proceeds from sales of property, plant and equipment	1	—	—

Non-GAAP adjusted free cash flow	$(11,608)	$8,700	$4,449

Reconciliation of U.S. GAAP to Non-GAAP Outlook
(In millions, except per share data)
(Unaudited)

Second quarter of fiscal 2026 ending April 4, 2026
	GAAP Outlook	Adjustments	Non-GAAP Outlook
Net revenue	$230 million +/- $10 million	—	$230 million +/- $10 million
Operating expenses	$80.4 million +/- 2%	$7.4 million B,C,D	$73.0 million +/- 2%
Diluted EPS(1)	$0.53 +/- 10%%	$0.14 A - E	$0.67 +/- 10%

Non-GAAP Adjustments
A. Equity-based compensation - Cost of sales	0.4
B. Equity-based compensation - Selling, general and administrative and Research and development	6.4
C. Amortization related to intangible assets	0.3
D. Restructuring expenses	0.7
E. Net income tax effect of the above items	(0.7)
(1) GAAP and non-GAAP diluted EPS based on approximately 52.0 million diluted weighted average shares outstanding.
The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, unannounced restructuring activities, strategic investments and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.